SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                       THE SECURITIES EXCHANGE ACT OF 1934

                          Date of Report: July 24, 2000


                             RALSTON PURINA COMPANY
              ----------------------------------------------------
             (Exact name of Registrant as specified in its charter)

                  MISSOURI              1-4582       No.43-0470580
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            (State  or  Other     (Commission       (IRS Employer
           Jurisdiction  of     File  Number)         Identification
           Incorporation)                             Number)

                   CHECKERBOARD  SQUARE,  ST.  LOUIS,  MISSOURI      63164
----------------------------------------------------------------------------
                 (Address  of  Principal  Executive  Offices)       (Zip  Code)

                                 (314) 982-1000
                               -------------------
              (Registrant's telephone number, including area code)

Item  5.  Other  Events.

On  July  24,  2000,  the  Company  issued  the  following  press  release:

"St. Louis, Missouri, July 24, 2000 Ralston Purina Company (NYSE: RAL) today announced that it will exchange for cash its 7% Exchangeable Notes ("SAILS") due August 1, 2000, pursuant to the provisions of the SAILS. The SAILS, or Stock Appreciation Income Linked Securities, are listed on the New York Stock Exchange under the symbol "IBX".

In addition, Ralston announced that it has signed an agreement with Interstate Bakeries Corporation (NYSE: IBC) to sell a total of 15,498,000 shares of IBC Common Stock to IBC by September 1, 2000. The Company and IBC have amended their Shareholder Agreement, first entered into in July 1995, to authorize the sale of shares to IBC and to eliminate a provision that would have required Ralston to reduce its stake in IBC to no more than 20 percent of outstanding shares as of September 30, 2000.

Ralston's equity investment in IBC relates to the July 1995 sale of its Continental Baking Company subsidiary to IBC for cash and stock in IBC.

Ralston Purina Company is the world's largest manufacturer of dry dog and dry and soft-moist cat foods, and a leading manufacturer of cat box filler in the United States and Canada."

Item  7.  Financial  Statements  and  Exhibits.

(c)        Exhibits.

     10.1 Amendment #2 to the Shareholder Agreement and Amendment to the Supplement to Shareholder Agreement between Ralston Purina Company and Interstate Bakeries Corporation dated July 24, 2000.

     10.2  Share  Purchase  Agreement  between  Ralston  Purina
           Company and Interstate Bakeries Corporation  dated
           July  24,  2000.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


RALSTON  PURINA  COMPANY




By: /s/ James R. Elsesser
    -------------------------------------
    James  R.  Elsesser
    Vice  President,  Chief  Financial  Officer
    and Treasurer



Dated:  July  25,  2000

Index  of  Exhibits


         10.1 Amendment #2 to the Shareholder Agreement and Amendment to the Supplement to Shareholder Agreement between Ralston Purina Company and Interstate Bakeries Corporation dated July 24, 2000.

          10.2 Share Purchase Agreement between Ralston Purina Company and Interstate Bakeries Corporation dated July 24, 2000.